UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

500 Westridge Drive
Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 23, 2017, the Board of Directors (the “Board”) of West Marine, Inc. (the “Company”), upon the recommendation of its Compensation and Leadership Development Committee (the “C&LDC”), approved and adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Omnibus Equity Incentive Plan (“the Equity Incentive Plan”). The Amendment provides for the automatic accrual of cash dividends on restricted stock units when and if cash dividends are declared on outstanding shares of common stock of the Company (“Common Stock”) and in equal amounts per share as the dividend payable to holders of outstanding shares of Common Stock. The Amendment applies to all restricted stock units, whether such units vest based on the passage of time, satisfaction of one or more performance criteria or both (the “Awards”), including Awards outstanding when the Amendment was adopted. The Amendment provides that cash dividends will accrue on the Awards from and after the grant date until the shares of Common Stock underlying each such Award are issued to the holder of such Award, but the holders of the Awards are not entitled to receive such cash dividends unless and until an Award vests and the underlying shares of Common Stock are issued. In addition, in accordance with the terms of the Equity Incentive Plan, the C&LDC amended existing agreements covering each outstanding Award to provide that dividends declared and paid by the Company will accrue to each such Award until shares of Common Stock underlying such Award are issued to the holder.

Item 7.01.	Regulation FD Disclosure.

On March 23, 2017, the Board, upon the recommendation of its Audit and Finance Committee, authorized and declared a cash dividend in the amount of $0.05 per share on issued and outstanding shares of Common Stock. The dividend is payable in cash on May 25, 2017 to stockholders of record at the close of business on May 11, 2017. A copy of the press release announcing this dividend is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)       Not Applicable.

(b)       Not Applicable.

(c)       Not Applicable.

(d)       Exhibit:

99.1	Press Release dated March 24, 2017 (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: March 24, 2017	By:	/s/ Pamela J. Fields
Pamela J. Fields, Esq.
Secretary and General Counsel